Exhibit 4.6
EXECUTION COPY
AMENDMENT NO. 2 TO
MASTER NOTE PURCHASE AGREEMENT
This AMENDMENT NO. 2 TO MASTER NOTE PURCHASE AGREEMENT, dated as of November 24, 2010 (this “Amendment”), is by and among (a) Waste Connections, Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company from time to time party to the Purchase Agreement referred to below (the “Subsidiaries,” and the Company and the Subsidiaries are each referred to herein as an “Obligor” and, collectively, the “Obligors”), and (b) each of the purchasers from time to time party to the Purchase Agreement referred to below (each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement referred to below.
WHEREAS, the Obligors and the Purchasers are parties to that certain Master Note Purchase Agreement, dated as of July 15, 2008, as amended by that certain Amendment No. 1 to Master Note Purchase Agreement dated as of July 20, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”); and
WHEREAS, the Obligors and the Holders pursuant to Section 17.1(a) of the Purchase Agreement desire to amend Section 1.2 in the Purchase Agreement to increase the maximum aggregate principal amount of Notes that may be issued pursuant to the Purchase Agreement from $500,000,000 to $750,000,000;
NOW THEREFORE, in consideration of the mutual agreements contained in the Purchase Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
§1. Amendment to Section 1.2 of the Purchase Agreement. Section 1.2 of the Purchase Agreement is hereby amended by deleting the amount “$500,000,000” and replacing it with the amount “$750,000,000”.
§2. Representations and Warranties. Each Obligor hereby represents and warrants to the Purchasers as follows:
(a) The execution and delivery by such Obligor of this Amendment and the performance by such Obligor of its obligations and agreements under this Amendment and the Purchase Agreement as amended hereby are within the corporate authority of such Obligor, have been duly authorized by all necessary corporate proceedings on behalf of such Obligor, and do not and will not contravene any provision of law, statute, rule or regulation to which such Obligor is subject or such Obligor’s constitutive documents or of any agreement or other instrument binding upon such Obligor.
(b) Each of this Amendment and the Purchase Agreement as amended hereby constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.
(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Obligor of this Amendment or the Purchase Agreement as amended hereby.
(d) Such Obligor has performed and complied in all material respects with all terms and conditions herein and in the Purchase Agreement required to be performed or complied with by such Obligor prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.

§3. Conditions Precedent. This Amendment shall become effective as of the date on which all of the following shall have occurred (and shall not be effective until the date on which all of the following shall have occurred): each of the Obligors and the Holders shall have duly executed and delivered a copy of this Amendment.
§4. Miscellaneous Provisions.
(a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Purchase Agreement and the Notes shall remain unchanged and in full force and effect. It is declared and agreed by each of the parties hereto that the Purchase Agreement and the Notes, as amended hereby, shall continue in full force and effect, and that this Amendment and the Purchase Agreement shall be read and construed as a single instrument.
(b) The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Purchase Agreement or any Note, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Purchasers may now have or may have in the future under or in connection with the Purchase Agreement or the Notes, except as specifically set forth herein.
(c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Photocopies, facsimile transmissions, or email transmissions of Adobe portable document format files (also known as “PDF” files) of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures.
§5. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE OBLIGORS:

WASTE CONNECTIONS, INC.
ADVANCED SYSTEMS PORTABLE RESTROOMS, INC.
AMERICAN DISPOSAL COMPANY, INC.
AMERICAN SANITARY SERVICE, INC.
ANDERSON COUNTY LANDFILL, INC.
ANSON COUNTY LANDFILL, INC.
BITUMINOUS RESOURCES, INC.
BRENT RUN LANDFILL, INC.
BROADACRE LANDFILL, INC.
BUTLER COUNTY LANDFILL, INC.
CAMINO REAL ENVIRONMENTAL CENTER, INC.
CHAMBERS DEVELOPMENT OF NORTH CAROLINA, INC.
CHIQUITA CANYON, INC.
COLD CANYON LAND FILL, INC.
COMMUNITY REFUSE DISPOSAL INC.
CONTRACTORS WASTE SERVICES, INC.
CORRAL DE PIEDRA LAND COMPANY
CURRY TRANSFER & RECYCLING, INC.
D. M. DISPOSAL CO., INC.
DENVER REGIONAL LANDFILL, INC.
ELKO SANITATION COMPANY
EMPIRE DISPOSAL, INC.
EVERGREEN DISPOSAL, INC.
ENVIRONMENTAL TRUST COMPANY
FINNEY COUNTY LANDFILL, INC.
FRONT RANGE LANDFILL, INC.
G & P DEVELOPMENT, INC.
HAROLD LEMAY ENTERPRISES, INCORPORATED
HIGH DESERT SOLID WASTE FACILITY, INC.
    (F/K/A RHINO SOLID WASTE, INC.)
ISLAND DISPOSAL, INC.
J BAR J LAND, INC.
LAKESHORE DISPOSAL, INC.
LEALCO, INC.
MADERA DISPOSAL SYSTEMS, INC.
MAMMOTH DISPOSAL COMPANY

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Amendment No. 2 to Master Note Purchase Agreement]

THE OBLIGORS

MANAGEMENT ENVIRONMENTAL NATIONAL, INC.
MASON COUNTY GARBAGE CO., INC.
MDSI OF LA, INC.
MILLENNIUM WASTE INCORPORATED
MISSION COUNTRY DISPOSAL
MORRO BAY GARBAGE SERVICE
MURREY’S DISPOSAL COMPANY, INC.
NEBRASKA ECOLOGY SYSTEMS, INC.
NOBLES COUNTY LANDFILL, INC.
NORTHERN PLAINS DISPOSAL, INC.
NORTHWEST CONTAINER SERVICES, INC.
OKLAHOMA CITY WASTE DISPOSAL, INC.
OKLAHOMA LANDFILL HOLDINGS, INC.
OSAGE LANDFILL, INC.
POTRERO HILLS LANDFILL, INC.
PSI ENVIRONMENTAL SERVICES, INC.
PSI ENVIRONMENTAL SYSTEMS, INC.
PUEBLO SANITATION, INC.
R.A. BROWNRIGG INVESTMENTS, INC.
RED CARPET LANDFILL, INC.
RH FINANCIAL CORPORATION
R.J.C. TRUCKING CO.
RURAL WASTE MANAGEMENT, INC.
SAN LUIS GARBAGE COMPANY
SANIPAC, INC.
SCOTT SOLID WASTE DISPOSAL COMPANY
SEABREEZE RECOVERY, INC.
SEDALIA LAND COMPANY
SOUTH COUNTY SANITARY SERVICE, INC.
SOUTHERN PLAINS DISPOSAL, INC.
TACOMA RECYCLING COMPANY, INC.
TENNESSEE WASTE MOVERS, INC.
WASCO COUNTY LANDFILL, INC.
WASTE CONNECTIONS MANAGEMENT SERVICES, INC.
WASTE CONNECTIONS OF ALABAMA, INC.
WASTE CONNECTIONS OF ARIZONA, INC.
WASTE CONNECTIONS OF ARKANSAS, INC.
WASTE CONNECTIONS OF CALIFORNIA, INC.
    (F/K/A AMADOR DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF COLORADO, INC.
WASTE CONNECTIONS OF GEORGIA, INC.
    (F/K/A WCI OF GEORGIA, INC.)

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Amendment No. 2 to Master Note Purchase Agreement]

THE OBLIGORS

WASTE CONNECTIONS OF IDAHO, INC.
    (F/K/A MOUNTAIN JACK ENVIRONMENTAL SERVICES, INC.)
WASTE CONNECTIONS OF ILLINOIS, INC.
WASTE CONNECTIONS OF IOWA, INC.
    (F/K/A WHALEY WASTE SYSTEMS INC.)
WASTE CONNECTIONS OF KANSAS, INC.
WASTE CONNECTIONS OF KENTUCKY, INC.
WASTE CONNECTIONS OF LOUISIANA, INC.
WASTE CONNECTIONS OF MINNESOTA, INC.
    (F/K/A RITTER’S SANITARY SERVICE, INC.)
WASTE CONNECTIONS OF MISSISSIPPI, INC.
    (F/K/A LIBERTY WASTE SERVICES OF MISSISSIPPI HOLDINGS, INC.)
WASTE CONNECTIONS OF MISSOURI, INC.
WASTE CONNECTIONS OF MONTANA, INC.
WASTE CONNECTIONS OF NEBRASKA, INC.
WASTE CONNECTIONS OF NEW MEXICO, INC.
WASTE CONNECTIONS OF NORTH CAROLINA, INC.
WASTE CONNECTIONS OF SOUTH CAROLINA, INC.
WASTE CONNECTIONS OF OKLAHOMA, INC.
    (F/K/A B & B SANITATION, INC.)
WASTE CONNECTIONS OF OREGON, INC.
    (SUCCESSOR BY MERGER TO ENVIRONMENTAL WASTE SYSTEMS, INC.
    AND F/K/A SWEET HOME SANITATION SERVICE, INC.)
WASTE CONNECTIONS OF SOUTH DAKOTA, INC.
    (F/K/A NOVAK ENTERPRISES, INC.)
WASTE CONNECTIONS OF TENNESSEE, INC.
    (F/K/A LIBERTY WASTE SERVICES OF TENNESSEE HOLDINGS, INC.)
WASTE CONNECTIONS OF THE CENTRAL VALLEY, INC.
     (F/K/A/ KINGSBURG
DISPOSAL SERVICE, INC.)
WASTE CONNECTIONS OF UTAH, INC.
WASTE CONNECTIONS OF WASHINGTON, INC.
WASTE CONNECTIONS OF WYOMING, INC.
WASTE CONNECTIONS TRANSPORTATION COMPANY, INC.
WASTE SERVICES OF N.E. MISSISSIPPI, INC.
WCI-WHITE OAKS LANDFILL, INC.
WEST BANK ENVIRONMENTAL SERVICES, INC.
WEST COAST RECYCLING AND TRANSFER, INC.
WYOMING ENVIRONMENTAL SERVICES, INC.
WYOMING ENVIRONMENTAL SYSTEMS, INC.
YAKIMA WASTE SYSTEMS, INC.

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer
[Signature page to Amendment No. 2 to Master Note Purchase Agreement]

THE OBLIGORS

COLUMBIA RESOURCE CO., L.P. FINLEY-BUTTES LIMITED PARTNERSHIP

By:	Management Environmental National, Inc., its General Partner

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

EL PASO DISPOSAL, LP

By:	Waste Connections of Texas, LLC, its General Partner
By:	Waste Connections Management Services, Inc., its Manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

LAUREL RIDGE LANDFILL, L.L.C.
WASTE CONNECTIONS OF MISSISSIPPI DISPOSAL SERVICES, LLC
    (F/K/A SANTEK ENVIRONMENTAL OF MISSISSIPPI, L.L.C.)
WASTE CONNECTIONS OF LEFLORE, LLC
(F/K/A WASTE SERVICES OF MISSISSIPPI, LLC)

By:	Waste Connections, Inc., its Managing Member

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

DELTA CONTRACTS, LLC

By:	Waste Connections of Louisiana, Inc., its Manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer
[Signature page to Amendment No. 2 to Master Note Purchase Agreement]

THE OBLIGORS

WASTE CONNECTIONS OF TEXAS, LLC

By:	Waste Connections Management Services, Inc., its Manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

HORIZON PROPERTY MANAGEMENT, LLC
PIERCE COUNTY RECYCLING, COMPOSTING AND DISPOSAL, LLC
RAILROAD AVENUE DISPOSAL, LLC
SCOTT WASTE SERVICES, LLC
SILVER SPRINGS ORGANICS, L.L.C.
THE TRASH COMPANY, LLC
WASTE SOLUTIONS GROUP OF SAN BENITO, LLC
VOORHEES SANITATION, L.L.C.

By:	Waste Connections, Inc. its Manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

ANDERSON REGIONAL LANDFILL, LLC

By:	Anderson County Landfill, Inc., its Manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

CHIQUITA CANYON, LLC

By:	Chiquita Canyon, Inc., its Manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

WASTE REDUCTION SERVICES, L.L.C.

By:	Waste Connections of Oregon, Inc., its Manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer
[Signature page to Amendment No. 2 to Master Note Purchase Agreement]

THE PURCHASERS:

METROPOLITAN LIFE INSURANCE COMPANY

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company its Investment Manager

By:	/s/ Judith A. Gulotta

	Name:	Judith A. Gulotta
	Title:	Managing Director

THE PURCHASERS:

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Curtis A. Spillers

	Name:	Curtis A. Spillers
	Title:	Vice President

THE PURCHASERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Iris Krause

	Name:	Iris Krause
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	/s/ Iris Krause

	Name:	Iris Krause
	Title:	Vice President

THE PURCHASERS:

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Kathleen A. Haberkern

	Name:	Kathleen A. Haberkern
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management, LLC its Investment Manager

By:	/s/ Kathleen A. Haberkern

	Name:	Kathleen A. Haberkern
	Title:	Director

THE PURCHASERS:

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	American United Life Insurance Company, its Agent

By:	/s/ John C. Mason

	Name:	John C. Mason
	Title:	V.P. Fixed Income Securities

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ John C. Mason

	Name:	John C. Mason
	Title:	V.P. Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company, its Agent

By:	/s/ John C. Mason

	Name:	John C. Mason
	Title:	V.P. Fixed Income Securities